Exhibit 4.11

Date 30 June 2010

CAPITAL PRODUCT PARTNERS L.P.
as Borrower

- and -

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

- and -

HSH NORDBANK AG
as Mandated Lead Arranger, Facility Agent and Security Trustee

- and -

HSH NORDBANK AG
as Bookrunner

- and -

HSH NORDBANK AG
as Swap Bank

- and -

DNB NOR BANK ASA
as co-Arranger

_______________________________________

SECOND SUPPLEMENTAL AGREEMENT

_______________________________________

in relation to a Loan Agreement dated 19 March 2008
(as amended and supplemented by
a supplemental agreement dated 2 October 2009)
in respect of revolving credit and term loan facilities
of (originally) US$350,000,000 in aggregate

INDEX

Clause		Page

1	INTERPRETATION	2
2	AGREEMENT OF THE CREDITOR PARTIES	3
3	CONDITIONS PRECEDENT	4
4	REPRESENTATIONS AND WARRANTIES	5
5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS	5
6	FURTHER ASSURANCES	8
7	EXPENSES	8
8	COMMUNICATIONS	8
9	SUPPLEMENTAL	8
10	LAW AND JURISDICTION	8
SCHEDULE LENDERS		10
EXECUTION PAGES		11

THIS SECOND SUPPLEMENTAL AGREEMENT is made on 30 June 2010

BETWEEN

(1)	CAPITAL PRODUCT PARTNERS L.P. as Borrower;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 herein, as Lenders;

(3)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany as Mandated Lead Arranger;

(4)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany as Facility Agent;

(5)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Security Trustee;

(6)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Bookrunner;

(7)	HSH NORDBANK AG, acting through its office at Martensdamm 6, D-24103 Kiel, Germany as Swap Bank; and

(8)	DnB NOR BANK ASA, acting through its office at 20 St. Dunstan’s Hill, London EC3R 8HY, England as Co-Arranger.

BACKGROUND

(A)
By a loan agreement dated 19 March 2008 (as amended and supplemented by a supplemental agreement dated 2 October 2009, the “Loan Agreement”) and made between (i) the Borrower, (ii) the Lenders, (iii) the Mandated Lead Arranger, (iv) the Facility Agent, (v) the Security Trustee, (vi) the Bookrunner, (vii) the Swap Bank and (viii) the Co-Arranger, the Lenders agreed to make available to the Borrower revolving credit and term loan facilities in an amount of (originally) US$350,000,000 (the “Loan”) in aggregate of which an amount of US$107,500,000 is by way of principal outstanding on the date hereof.

(B)	The Borrower has requested that the Lenders agree to:

(i)	the release of:

(a)
Forbes Maritime Co. (“Forbes”) from all its obligations under the Finance Documents to which it is a party and its substitution by Epicurus Shipping Company (“Epicurus”) as guarantor for the obligations of the Borrower under the Loan Agreement; and

(b)	Adrian Shipholdings Inc. (“Adrian”) and Atlantas Shipping Company (“Atlantas”) from their respective obligations under the Finance Documents to which each is a party; and

(ii)	the substitution of m.t. “ARISTOFANIS” (owned by Forbes) with the m.t. “EL PIPILA” (“EL PIPILA”) owned by Epicurus as one of the Ships on which the Loan shall be secured.

(C)	This Agreement sets out the terms and conditions on which the Lenders agree to:

(i)	substitute Forbes with Epicurus;

(ii)	release Adrian and Atlantas from their respective obligations under the Finance Documents to which each is a party;

(iii)	substitute m.t. “ARISTOFANIS” with m.t. “EL PIPILA”; and

(iv)	the consequential amendments to the Loan Agreement and the other Finance Documents in connection with those matters.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

“Arrendadora”  means Arrendadora Ocean Mexicana S.A. De S.V., a company existing and registered in the Republic of Mexico whose registered office is at

“ATA” means the irrevocable administration and source of payment trust agreement dated 21 December 2009 entered into between (i) Arrendadora as settlor and fourth beneficiary, (ii) HSBC as first beneficiary, (iii) Epicurus as second beneficiary, (iv) the Approved Manager as third beneficiary and (iv) BYNM as trustee (as amended and restated or, as the context may require to be amended and restated by an amended and restated administration and source of payment trust agreement entered or to be entered into between (i) Arrendadora as settlor and fourth beneficiary, (ii) the Facility Agent as first beneficiary, (iii) Epicurus as second beneficiary, (iv) the Approved Manager as third beneficiary and (iv) BYNM as trustee in such form as the Lenders may approve or require);

“Bareboat Charter” means a bareboat charter dated 25 March 2009 entered into between Arrendadora as lessee and the Bareboat Charterer in respect of the Ship;

“Bareboat Charterer” means Pemex Refinación a public organization, decentralized from the federal government of Mexico;

“BYNM” means The Bank of New York Melon, S.A., Institución De Banca Multiple, existing under the laws of the Republic of Mexico whose registered address is at Paseo de la Reforma No. 115 Piso 23, Col. Lomas de Chapultepec, Del. Miguel Hidalgo, C.P. 11000, México, D.F;

“EL PIPILA”  means the     -built medium range product tanker of approximately 47,000 deadweight tons currently registered in the ownership of Arrendadora, as lessee under Mexican flag with the name “EL PIPILA” and whose legal ownership will be transferred by Epicurus to BYNM pursuant to the GTA;

“Financial Lease Agreement” means the financial lease agreement dated as of 29 March 2009 (as amended and supplemented by an addendum no.1 dated 29 March 2009) entered into between Epicurus as lessor and Arrendadora as lessee pursuant to which Epicurus has agreed to lease the Ship to Arrendadora in a form acceptable to the Lenders;

“Financial Lease Agreement Assignment” means a first priority assignment of the Financial Lease Agreement in such form as the Lenders may approve or require;

“GTA” means the  irrevocable guarantee trust agreement dated 21 December 2009 entered into between (i) Epicurus as settlor and second beneficiary, (ii) HSBC as first beneficiary and (iii) BYNM as trustee (as amended and restated or, as the context may require, to be amended and restated by an amended and restated guarantee trust agreement entered or to be entered between (i) Epicurus as settlor and second beneficiary, (ii) the Facility Agent as first beneficiary and (iii) BYNM as trustee in such form as the Lenders may approve or require);

“HSBC” means HSBC Bank plc a bank acting through its branch at 93 Akti Miaouli, 185 38 Piraeus, Greece;

“New Earnings Account”  means an account opened or to be opened in the name of Epicurus with the Facility Agent in Hamburg designated “Epicurus Shipping Company – Earnings Account”, or any other account (with that or another office of the Facility Agent) which is designated by the Lenders as the Earnings Account for Epicurus for the purposes of the Loan Agreement;

“New Earnings Account Pledge” means, in relation to the New Earnings Account, a deed of pledge thereof, in such form as the Lenders may approve or require;

“New Effective Date” means the date on which the conditions precedent in Clause 3 are satisfied;

“New Finance Documents”  means, together, the Financial Lease Agreement Assignment, the ATA, the GTA, the New Earnings Account Pledge, the New Guarantee, the New General Assignment and the New Manager’s Undertaking and, in the singular, means any of them;

“New General Assignment”  means a first priority general assignment of the Earnings, Insurances and Requisition Compensation in respect of “EL PIPILA” executed or to be executed by Epicurus in favour of the Security Trustee in such form as the Lenders may approve or require;

“New Guarantee”  means the guarantee of the obligations of the Borrower under the Loan Agreement and the other Finance Documents executed or to be executed by Epicurus in favour of the Security Trustee in such form as the Lenders may approve or require;

“New Manager’s Undertaking”  means a letter of undertaking executed or to be executed by the Approved Manager in favour of the Security Trustee in the terms required by the Lenders agreeing certain matters in relation to the Approved Manager serving as the manager of “EL PIPILA” and, assigning, as co-assured, its rights and interests in “EL PIPILA’s” Insurances in favour of the Security Trustee and subordinating the rights of the Approved Manager against “EL PIPILA” and Epicurus to the rights of the Lenders under the Finance Documents, in such form as the Lenders may approve or require; and

“Underlying Documents” means, together, the Financial Lease Agreement and the Bareboat Charter and, in the singular means either of them.

1.3	Application of construction and interpretation provisions of Loan Agreement. Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE CREDITOR PARTIES

2.2	Agreement of the Lenders. The Lenders agree, subject to and upon the terms and conditions of this Agreement:

(a)	to substitute Forbes with Epicurus as guarantor of the obligations of the Borrower under the Loan Agreement and the other Finance Documents;

(b)	release of Adrian and Atlantas from their respective obligations under the Finance Documents to which each is a party;

(c)	to substitute “ARISTOFANIS” with “EL PIPILA” as one of the Ships on which the Loan will be secured; and

(d)	the amendments/variations to the Loan Agreement and the other Finance Documents referred to in Clause 5.

2.3
Agreement of the Creditor Parties.  The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1.

2.4	New Effective Date. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 shall have effect on and from the New Effective Date.

3	CONDITIONS PRECEDENT

3.1	General. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2
Conditions precedent.  The conditions referred to in Clause 3.1 are that the Facility Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Facility Agent and its lawyers on or before the New Effective Date:

(a)	evidence that the persons executing this Second Supplemental Agreement on behalf of the Borrower are duly authorised to execute the same;

(b)
a certificate from an officer of Epicurus confirming the names of all its directors and shareholders and having attached thereto true and complete copies of its incorporation and constitutional documents;

(c)
true and complete copies of the resolutions passed at separate meetings of the directors and shareholders of each of the Borrower and Epicurus authorising and approving the execution of this Second Supplemental Agreement or, as the case may be, the New Finance Documents to which each is a party and any other document or action to which each is or is to be a party and authorising its directors or other representatives to execute the same on its behalf;

(d)	the original of any power of attorney issued by each of the Borrower and Epicurus pursuant to such resolutions aforesaid;

(e)	evidence satisfactory to the Agent that Epicurus is a direct or, as the case may be, indirect wholly owned subsidiary of the Borrower;

(f)	evidence that the New Earnings Account has been duly opened by Epicurus with the Facility Agent;

(g)	evidence that “EL PIPILA” is:

(i)	registered in the name of Arrendadora as lessee under the laws and flag of the Republic of Mexico; and

(ii)	insured in accordance with the relevant provisions of the Guarantee and all requirements thereof in respect of such insurances have been fulfilled;

(h)	each New Finance Document has been duly executed by Epicurus together with evidence that:

(i)
all notices required to be served under the Financial Lease Agreement Assignment, the New General Assignment and the New Manager’s Undertaking have been served and acknowledged in the manner therein provided; and

(ii)
save for the Security Interests created by or pursuant to each New Finance Document there are no Security Interests of any kind whatsoever on “EL PIPILA” or her Earnings, Insurances or Requisition Compensation;

(i)	certified true copies of each Underlying Document and any other document executed in connection therewith duly signed by the parties thereto;

(j)	copies of ISM DOC, SMC and the International Ship Security Certificate under the ISPS Code in respect of “EL PIPILA”;

(k)	at the cost of the Borrower, an insurance opinion from an independent insurance consultant acceptable to the Lenders on such matters relating to the insurance for “EL PIPILA” as the Agent may require;

(l)
certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Second Supplemental Agreement and the New Finance Documents (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Lenders deem appropriate;

(m)
such legal opinions as the Lenders may require in respect of the matters contained in this Second Supplemental Agreement and the New Finance Documents including, but not limited to, matters relating to Mexican law, Marshall Islands law and Liberian law; and

(n)
evidence that the agent referred to in clause 30.4 of the Loan Agreement has accepted its appointment as agent for service of process under this Second Supplemental Agreement and the New Finance Documents.

4	REPRESENTATIONS AND WARRANTIES

4.1
Repetition of Loan Agreement representations and warranties.  The Borrower represents and warrants to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement remain true and not misleading if repeated on the date of this Agreement.

4.2
Repetition of Finance Document representations and warranties.  The Borrower and each of the other Security Parties represents and warrants to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party remain true and not misleading if repeated on the date of this Agreement.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Loan Agreement. With effect on and from the New Effective Date the Loan Agreement shall be amended as follows:

(a)
by adding in clause 1.1 thereof the definitions of “Arrendadora”, “ATA”, “Bareboat Charter”, “Bareboat Charterer”, “BYNM”, “Financial Lease Agreement”,  “Financial Lease Agreement Assignment”, “GTA” and “HSBC” which have been set out in Clause 1.1 hereof;

(b)
by adding the words “or, in the case of “EL PIPILA” during the Lease Period, the Mexican flag” after the words “or flag” in the beginning of the second line in the definition of “Approved Flag” in clause 1.1 thereof;

(c)	by adding the following new definitions in clause 1.1 thereof:

““EL PIPILA” means the medium range product tanker of approximately 47,000 deadweight tons registered:

(a)	during the Lease Period, in the name of Arrendadora, as lessee under Mexican flag with the name “EL PIPILA; or

(b)	at all other times in the name of Epicurus under the relevant Approved Flag with the name “ATROTOS”;

“Epicurus” means Epicurus Shipping Company, a corporation incorporated and existing under the laws of the Republic of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands;

“Lease Period” means the period commencing on the date of this agreement and ending on the earlier of:

(a)	the date on which the Financial Lease Agreement is terminated, or rescinded or expires in accordance with its terms; or

(b)	the date on which the Ship is redelivered by Arrendadora to Epicurus pursuant to the terms of the Financial Lease Agreement;”;

(d)	by deleting sub-paragraph (b) in the definition of “Existing Charter” in clause 1.1 thereof;

(e)	by deleting the words “and “ARISTOFANIS”” in the second line sub-paragraph (b) of the definition of “Charterparty Assignment” in clause 1.1 thereof;

(f)	by deleting the word ““ARISTOFANIS”” and replacing it with the word ““EL PIPILA”” in the definition of “Existing Ships” in clause 1.1 thereof;

(g)
by deleting the words “Forbes Maritime Co. (“Forbes”)” and replacing them with the words “Epicurus Shipping Company (“Epicurus”)” in sub-paragraph (d) of the definition of “Existing Owner” in clause 1.1 thereof;

(h)	by adding the words “, Arrendadora”:

(i)	after the word “Owner” in the definition of “ISM Code” in clause 1.1 thereof;

(ii)	after the word “the Approved Manager” in the second line in clause 10.16 thereof;

(i)	by adding the words “Arrendadora,” after the words “(except” in the first line of the definition of “Security Party” in clause 1.1 thereof;

(j)
by adding the words “, Arrendadora, BYNM (in its capacity as trustee pursuant to the ATA and the GTA), the Bareboat Charterer” after the words “Approved Manager” in the third line of clause 11.11 thereof;

(k)	by adding the words “the Approved Manager, Arrendadora, BYNM (in its capacity as trustee pursuant to the GTA), the Bareboat Charterer” after the word “Borrower” in clause 11.17(a) thereof;

(l)	by adding the following new clause 11.22:

“11.22 Financial Lease Agreement. If at any time the Financial Lease Agreement is terminated or rescinded or expires (through the passage of time) the Borrower shall procure that Epicurus shall immediately:

(a)	provide the Facility Agent with evidence acceptable to it and its lawyers that “EL PIPILA” has been permanently deleted from the Mexican flag;

(b)	provide the Facility Agent with evidence that Epicurus has no further obligations under the Financial Lease Agreement and that the ATA and the GTA are no longer in effect;

(c)	permanently register “EL PIPILA” in its name under an Approved Flag with the name “ATROTOS”;

(d)
duly register or record (as the case may be) a Mortgage against “EL PIPILA” as a valid first preferred ship or, as the case may be a first priority mortgage in accordance with the laws of the applicable Approved Flag State;

(e)	Execute in favour of the Security Trustee (if applicable) a Charterparty Assignment in respect of any Charterparty for “El Pipila”; and

(f)	Deliver to the Security Trustee an Approved Manager’s Undertaking in respect of “El Pipila” duly executed by the Approved Manager.”;

(l)	by inserting the words “or, in the case of “EL PIPILA” during the Lease Period, Arrendadora” after the word “Owner” in the first line of clause 14.10 thereof;

(m)	by inserting the words “or (in the case of “EL PIPILA”), during the Lease Period, Arrendadora’s” after the word “its” in the first line of clause 14.11(e) thereof;

(n)
by construing all references therein to “this Agreement” where the context admits as being references to “this Agreement as the same is amended and supplemented by this Second Supplemental Agreement and as the same may from time to time be further supplemented and/or amended”; and

(o)	by construing references to each of the Finance Documents as being references to each such document as it is from time to time supplemented and/or amended.

5.2
Amendments to Finance Documents.  With effect on and from the New Effective Date each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement; and

(b)
by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCES

6.1	Borrower’s and each Security Party’s obligation to execute further documents etc. The Borrower and each Security Party shall:

(a)
execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step,

which the Facility Agent may, by notice to the Borrower, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)
validly and effectively to create any Security Interest or right of any kind which the Security Trustee intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement, and

(b)	implementing the terms and provisions of this Agreement.

6.3
Terms of further assurances.  The Security Trustee may specify the terms of any document to be executed by the Borrower or any Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice. The Borrower or any Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

7	EXPENSES

7.1	Expenses. The provisions of clause 20 (fees and expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	COMMUNICATIONS

8.1
General.  The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third Party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement shall be governed by and construed in accordance with English law.

10.2
Incorporation of the Loan Agreement provisions.  The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE

LENDERS

Lender	Lending Office
HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany Fax No: +49 40 33 33 34118
Alpha Bank A.E.	Akti Miaouli 89 185 38 Piraeus Greece Fax No: +30 210 429 0348
DnB NOR Bank ASA	20 St. Dunstan’s Hill London EC3R 8HY England Fax No: 0044 207 626 5356
National Bank of Greece S.A.	Bouboulinas 2 & Akti Miaouli 185 35 Piraeus Fax No: +30 210 414 4120
Piraeus Bank A.E.	47-49 Akti Miaouli 185 36 Piraeus Fax No: +30 210 429 2669

EXECUTION PAGES

BORROWER

SIGNED by	)
for and on behalf of	)
CAPITAL PRODUCT PARTNERS L.P.	)

LENDERS

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

SIGNED by	)
for and on behalf of	)
ALPHA BANK A.E.	)

SIGNED by	)
for and on behalf of	)
DNB NOR BANK ASA	)

SIGNED by	)
for and on behalf of	)
NATIONAL BANK OF GREECE S.A.	)

SIGNED by	)
for and on behalf of	)
PIRAEUS BANK A.E.	)

SWAP BANK

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

BOOKRUNNER

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

MANDATED LEAD ARRANGER

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

CO-ARRANGER

SIGNED by	)
for and on behalf of	)
DnB NOR BANK ASA	)

FACILITY AGENT

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

SECURITY TRUSTEE

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

Witness to all the	)
above signatures	)

Name:
Address:

COUNTERSIGNED  this day 30th of June 2010 for and on behalf of the following Security Parties each of which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this Second Supplemental Agreement, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement and the other Finance Documents.

for and on behalf of	for and on behalf of
BAYMONT ENTERPRISES INCORPORATED	FORBES MARITIME CO.

for and on behalf of	for and on behalf of
WIND DANCER SHIPPING INC.	BELERION MARITIME CO.

for and on behalf of	for and on behalf of
ADRIAN SHIPHOLDING INC.	ATLANTAS MARITIME CO.